EXHIBIT 8


           AGREEMENT PURSUANT TO RULE 13d-1(f)(1)(iii)
               CONCERNING JOINT SCHEDULE 13D FILING

     The undersigned each agree, in connection with the acquisition, effective March 27, 1995, by First Source Financial LLP of a warrant to purchase 3,150,000 shares of Common Stock, with a par value of $0.01 per share, of Optek Technology, Inc., a Delaware corporation: (i) that an Amended Statement on Schedule 13D (the "Statement") shall be filed jointly by all of them pursuant to
Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), together with any amendments to the Amended Statement as may from time to time be required; and (ii) that the Amended Statement and any such amendments are filed on behalf of each of them. The undersigned acknowledge their respective responsibilities with respect to the Amended Statement and any such amendments as set forth in Rule 13d-1(f) promulgated under the Exchange Act.

     This Agreement may be executed in counterparts.

HOUSEHOLD INTERNATIONAL, INC.


By: /s/ JOHN BLENKE
______________________________
Title: Secretary and Assistant General Counsel
Date: 4/6/95


HOUSEHOLD COMMERCIAL FINANCIAL SERVICES, INC.

By: /s/ DAVID P. DEKKER
______________________________
Title: Senior Vice President
Date: 4/6/95


HCFS CORPORATE FINANCE VENTURE, INC.

By: /s/ DAVID P. DEKKER
______________________________
Title: Senior Vice President
Date: 4/6/95


FIRST SOURCE FINANCIAL LLP

By: /s/ DAVID P. DEKKER
______________________________
Title: Senior Vice President
Date: 4/6/95

VIRGINIA FINANCIAL VENTURES, INC.

By: /s/ HAYDEN D. McMILLIAN
     _________________________
Title: Vice President
Date: 4/6/95


DOMINION CAPITAL, INC.


By: /s/ HAYDEN D. McMILLIAN
____________________________
Title: Vice President and Treasurer
Date: 4/6/95



DOMINION RESOURCES, INC.


By: /s/ DAVID HEAVENRIDGE
____________________________
Title: Senior Vice President
Date: 4/6/95